                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                     FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICANA PUBLISHING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                  84-1453702
----------------------------------------    ------------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

    303 San Mateo NE, Suite 104A
           Albuquerque, NM                                87108
----------------------------------------    ------------------------------------
(Address of principal executive offices)                (Zip Code)

                 Americana Publishing, Inc. 2003 Equity Incentive Plan
                 ------------------------------------------------------
                                (Full title of the plan)

                                  Forrest Carlton, Esq.
                              303 San Mateo NE, Suite 104A
                                 Albuquerque, NM 87108
                                     (888) 883-8203

                                     CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)          SHARE (2)             PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 4,430,000             $0.022               $97,460              $7.88
----------------------- --------------------- -------------------- --------------------- --------------------

(1)  4,430,000  shares of common stock of Americana  Publishing,  Inc. are being registered for issuance pursuant to the Americana  Publishing,  Inc. 2003 Equity
Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of
1933,  this  registration  statement  also  covers  an  indeterminate  amount of interests to be offered or sold pursuant to the employee  benefit plan described herein.

(2) Estimated  pursuant to Rule 457(c) of the  Securities Act of 1933 solely for purposes  of  calculating  the amount of the  registration  fee,  based upon the average of the bid and asked prices reported on the Over-The-Counter  Electronic
Bulletin  Board of the  National  Association  of  Securities  Dealers,  Inc. on
November 14, 2003.

                                   EXPLANATORY NOTE

Americana  Publishing,   Inc.,  a  Colorado   corporation,   hereby  files  this
Registration  Statement  on Form S-8 for the  purpose of  registering  4,430,000 shares of the Registrant's  common stock,  par value $0.001 per share,  issuable pursuant to the  Americana  Publishing,  Inc.  2003 Equity  Incentive  Plan (the
"Plan").

                       GENERAL INSTRUCTION E INFORMATION

This  Registration  Statement is being filed for the purpose of  increasing  the number  of  securities  of the  same  class  as  other  securities  for  which a
Registration  Statement  of the  Registrant  on Form S-8 relating to the Plan is effective.

The contents of the Registrant's  Registration  Statement on Form S-8 filed with the Securities and Exchange  Commission on May 21, 2003 (File No. 333-105465) is
hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following  documents  are hereby  incorporated  by reference  into this
Registration Statement:

     (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31,
2002,  as  amended  by  Amendment  No. 1,  that the  Registrant  filed  with the
Commission on October 24, 2003,  which contains audited  consolidated  financial statements for the most recent fiscal year for which such  statements  have been filed.

     (b) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 that the Registrant filed with the Commission on August 14, 2003.

     (c) The Quarterly Report on Form 10-QSB, as amended by Amendment No. 2, for the quarter ended March 31, 2003 that the  Registrant  filed with the Commission on October 24, 2003.

     (d) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on April 15, 1999, as amended (File
No. 000-25783).

     (e) In  addition,  all  documents  subsequently  filed  by  the  Registrant pursuant to Sections 13(a),  13(c), 14 and 15(d) of the Securities  Exchange Act
of 1934, prior to the filing of a post-effective  amendment which indicates that all securities  offered have been sold or which  deregisters all securities then remaining  unsold,  shall be deemed to be  incorporated  by reference  into this registration  statement  and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Richardson  &  Patel  LLP has  given  an  opinion  on the  validity  of the securities being  registered  hereunder.  As of November 14, 2003,  Richardson &
Patel LLP, or its individual partners,  owned a total of 1,709,210 shares of our common Stock.

ITEM 8. EXHIBITS.

         4.0     Amendment to 2003 Equity Incentive Plan
         5.0     Opinion regarding legality
         23.1    Consent of Philip H. Salchli, CPA
         23.2    Consent of Richardson & Patel, LLP(included in Exhibit 5.0)

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Albuquerque, State of New Mexico, on this 14th day of
November, 2003.

                                      AMERICANA PUBLISHING, INC.

                                      By:   /s/
                                          --------------------------------------
                                          George Lovato, Jr., Chairman, Chief
                                          Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated:  November 14, 2003                   /s/
                                          --------------------------------------
                                          George Lovato, Jr., Chairman, Chief
                                          Executive Officer and President

Dated:  November 14, 2003                   /s/
                                          --------------------------------------
                                          Don White, Director and Vice President

Dated:  November 14, 2003                   /s/
                                          --------------------------------------
                                          David Poling, Director and Vice
                                          President

Dated:  November 14, 2003                   /s/
                                          --------------------------------------
                                          Jay Simon, Director, Secretary and
                                          Treasurer

Dated:  November 14, 2003                   /s/
                                          --------------------------------------
                                          Jerome Ruther, Director

                                                                    Exhibit 4.0

                             AMERICANA PUBLISHING, INC.
                              Certificate of Secretary

                                   AMENDMENT TO
                             2003 EQUITY INCENTIVE PLAN

     I, the undersigned, do hereby certify:

     1. that I am the duly elected and acting Secretary of Americana Publishing,
Inc., a Colorado corporation (the "Corporation"); and

     2. that the following  Amendment to the Corporation's 2003 Equity Incentive
Plan was duly adopted by Written Consent to Action of the Board of Directors:

                               *        *          *

     "4.1 Number of Shares Available.  Subject to Sections 4.2 and 19, the total aggregate  number of  Shares  reserved  and  available  for  grant and  issuance pursuant to this Plan will be 24,430,000 Shares and will include Shares that are subject to: (a) issuance  upon  exercise of an Option but cease to be subject to such  Option for any reason  other than  exercise of such  Option;  (b) an Award granted  hereunder but forfeited or  repurchased  by the Company at the original issue price;  and (c) an Award that  otherwise  terminates  without Shares being issued.  At all times the Company shall reserve and keep  available a sufficient number  of  Shares as shall be  required  to  satisfy  the  requirements  of all outstanding  Options  granted  under  this  Plan and all other  outstanding  but unvested Awards granted under this Plan."

                               *        *          *

     IN WITNESS WHEREOF, I have hereunto  subscribed my name on this 14th day of
November, 2003.

                                                     /s/
                                                     Jay Simon, Secretary

                                                                    Exhibit 5.0

                             RICHARDSON & PATEL, LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                November 14, 2003

Americana Publishing, Inc.
303 San Mateo NE, Suite 104A
Albuquerque, NM  87108

         Re:   Americana Publishing, Inc. 2003 Equity Incentive Plan
               -----------------------------------------------------

Ladies and Gentlemen:

     We have  acted  as  counsel  to  Americana  Publishing,  Inc.,  a  Colorado corporation (the "Company"),  in connection with the preparation and filing with the Securities and Exchange  Commission  under the Securities Act of 1933 of the
Company's  post-effective  amendment no.1 to its registration  statement on Form
S-8 relating to 4,430,000 shares of the Company's common stock, par value $0.001
(the  "Shares"),  which may be issued  upon  exercise  of options  or  otherwise granted in connection with the Americana Publishing,  Inc. 2003 Equity Incentive
Plan (the "Plan").

     In connection with that  registration,  we have reviewed the proceedings of the Board of Directors of the Company  relating to the registration and proposed issuance of the Shares,  the  Articles of  Incorporation  of the Company and all
amendments thereto,  the Bylaws of the Company and all amendments  thereto,  and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review,  it is our opinion that the Shares,  when issued in conformance  with the terms and conditions of the Plan,  were or will be legally issued,  fully paid, and nonassessable  under the Colorado Business  Corporation
Act.

     We do not find it necessary for the purposes of this opinion to cover,  and accordingly  we express no opinion as to, the  application  of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the  registration  statement filed with the Securities and Exchange  Commission in connection with the registration of the Shares.

                                                  /s/ RICHARDSON & PATEL, LLP

                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

I hereby  consent to the reference to me under the caption  "Experts' and to the incorporation  by  reference  in the  Registration  Statement  on  Form  S-8 for
Americana  Publishing,  Inc., of my report dated March 21,  2003, on my audit of the consolidated financial statements of Americana Publishing,  Inc. included in the Annual  Report on Form 10-KSB,  as amended by Amendment  No. 1, for the year ended December 31, 2002.

                                            /s/
                                        Philip H. Salchli, CPA

Houston, Texas
November 14, 2003